                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K





                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 1, 1996
                                                          ------------


                           REPUBLIC INDUSTRIES, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)




                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)




                 0-9787                                        73-1105145
                 ------                                        ----------
              (Commission                                    (IRS Employer
              File Number)                                 Identification No.)


      200 East Las Olas Boulevard
               Suite 1400
           Ft. Lauderdale, FL                                    33301
      ---------------------------                                -----
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code (954) 627-6000
                                                          --------------


                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

On July 1, 1996 Republic Industries, Inc. (the "Registrant") announced that it had entered a definitive agreement (the "Agreement") to combine with ADT Limited ("ADT") in a transaction valued at approximately $5 billion. Under the terms of the Agreement, ADT shareholders will receive .92857 of a share of the Registrant's common stock, $0.01 par value per share ("Common Stock") for each outstanding share of ADT common stock, and ADT will become a wholly-owned subsidiary of the Registrant. The exchange ratio was based on a price of $26 for each share of ADT common stock.

As part of the transaction, ADT issued the Registrant a warrant to acquire 15 million shares of ADT common stock at an exercise price of $20 per share. The warrant is exercisable if the Agreement is terminated for any reason.

The Registrant anticipates issuing approximately 130 million shares of Common Stock at the closing of the transaction and reserving an additional 38 million shares of Common Stock issuable in the future upon the exercise of outstanding options and warrants of ADT, and the conversion of ADT's Liquid Yield Option Notes. In addition, the Registrant has obtained a Commitment from NationsBank of Florida, N.A. that would increase its borrowing capacity from $250 million to $750 million. The Registrant currently has no borrowings under its existing credit facility.

The transaction is intended to be tax-free to ADT's shareholders and will be accounted for as a pooling of interests business combination. Consummation of the transactions contemplated by the Agreement is subject to, among other things, approval by the stockholders of the Registrant and ADT, receipt by ADT of a fairness opinion from its financial advisor by no later than July 15, 1996, and other customary conditions, including receipt of regulatory approvals.

The descriptions contained herein of the Agreement and the transactions contemplated thereunder are qualified in their entirety by reference to the Press Release, dated July 1, 1996, attached hereto as Exhibit 99, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

              The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 REPUBLIC INDUSTRIES, INC.



                                                 By:  /s/ Richard L. Handley
                                                      ----------------------
                                                      Richard L. Handley
                                                      Senior Vice President



Date:  July 1, 1996

                           REPUBLIC INDUSTRIES, INC.

                                 EXHIBIT INDEX


     Number and                                         Sequential
Description of Exhibit                                  Page Number
- ----------------------                                  -----------
      1.  None

      2.  None

      4.  None

     16.  None

     17.  None

     21.  None

     23.  None

     24.  None

     27.  None

     99.  Press Release, dated July 1, 1996.